Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Sara Bonney	15-878-0835, bonney.sara@principal.com

Principal Financial Group Announces Second Quarter 2025 Results

Raises third quarter 2025 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for second quarter 2025.

Diluted earnings per common share	2Q25	Net income attributable to PFG (in millions)	2Q25
Net income attributable to PFG	$1.79	Net income attributable to PFG	$406
Non-GAAP net income attributable to PFG, excluding exited business[1]	$1.91	Non-GAAP net income attributable to PFG, excluding exited business[1]	$432
Non-GAAP operating earnings[1]	$2.16	Non-GAAP operating earnings[1]	$489

Second Quarter 2025 Highlights

•	Non-GAAP operating earnings per diluted share, excluding significant variances[2] of $2.07 increased 18% over prior year quarter

•	Returned $320 million of capital to shareholders, including $150 million of share repurchases and $170 million of common stock dividends

•	Raised third quarter 2025 common stock dividend to $0.78 per share, a 2-cent increase over the second quarter 2025 dividend, an 8% increase over third quarter 2024 dividend and an 8% increase on a trailing twelve-month basis

•	Assets under management (AUM) of $753 billion, which is included in assets under administration (AUA) of $1.7 trillion

•	Strong financial position with $1.4 billion of excess and available capital

Deanna Strable, President and CEO of Principal®

“Our continued focus on high-growth markets, competitive advantages, and execution led to strong EPS growth and continued ROE expansion in 2Q25, bringing ROE to the midpoint of our targeted range. We delivered on our commitment to return excess capital to shareholders, while maintaining our strong capital position.

We are well positioned to deliver on our full year enterprise outlook across our financial metrics and enter the second half of the year with momentum in our business and confidence in our strategy.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances, is after tax. See Exhibit 1 for details on the impact of 2Q 2025 and 2Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Second Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Net income (loss) attributable to PFG	$406.2	$353.1	15%	$1,139.7	$1,260.1	(10)%
Non-GAAP net income attributable to PFG, excluding exited business	$432.3	$356.2	21%	$1,504.3	$1,576.1	(5)%
Non-GAAP operating earnings	$489.3	$386.1	27%	$1,763.9	$1,640.6	8%

Diluted earnings per common share
Net income (loss) attributable to PFG	$1.79	$1.49	20%
Non-GAAP net income attributable to PFG, excluding exited business	$1.91	$1.50	27%
Non-GAAP operating earnings	$2.16	$1.63	33%
Non-GAAP operating earnings, excluding significant variances[2]	$2.07	$1.76	18%

Assets under administration (billions)	$1,737.8	$1,620.3	7%
Assets under management (billions)	$752.7	$699.2	8%
AUM net cash flow (billions)	$(2.6)	$(2.1)	(24)%

Second Quarter Segment Highlights

•	Retirement and Income Solutions (RIS) transfer deposits increased 8% over 2Q24; small to midsized business recurring deposits up 7% from the year ago quarter

•	Investment Management revenue increased 6% over 2Q24; margin improved 360 basis points from the year ago quarter to 38% due to increased management and performance fees and expense discipline

•	Specialty Benefits incurred loss ratio improved 130 basis points from 2Q24

•	Life Insurance premium and fees growth of 5% over 2Q24 driven by 17% growth in the business market segment

Segment Results

In millions except percentages, or otherwise noted

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating earnings[3]	$292.1	$267.8	9%	$1,102.0	$1,099.3	0%
Net revenue[4]	$713.9	$700.9	2%	$2,846.7	$2,792.6	2%
Operating margin[5]	40.9%	38.2%		38.7%	39.4%

•	Pre-tax operating earnings increased $24.3 million primarily due to higher net revenue and margin expansion while investing in the business.

•	Net revenue increased $13.0 million due to growth in the business.

Investment Management

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating earnings	$157.9	$133.6	18%	$597.2	$544.7	10%
Operating revenues less pass-through expenses[6]	$429.0	$406.5	6%	$1,708.5	$1,626.1	5%
Operating margin[7]	37.5%	33.9%		35.8%	34.0%
Assets under management (billions)	$579.6	$540.1	7%

•	Pre-tax operating earnings increased $24.3 million primarily driven by higher operating revenues less pass-through expenses and margin expansion.

•	Operating revenues less pass-through expenses increased $22.5 million primarily due to higher management and performance fees.

3 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

4 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

5 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

6 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

7 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

International Pension

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating earnings	$78.5	$55.7	41%	$311.5	$273.4	14%
Net revenue	$159.2	$141.4	13%	$638.1	$629.1	1%
Operating margin[8]	49.3%	39.4%		48.8%	43.5%
Assets under management (billions)	$143.4	$130.5	10%

•	Pre-tax operating earnings increased $22.8 million primarily due to higher net revenue.

•	Net revenue increased $17.8 million primarily due to favorable encaje performance in the current quarter compared to unfavorable performance in the year ago quarter.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating earnings	$127.6	$108.7	17%	$482.7	$477.8	1%
Premium and fees	$840.2	$813.5	3%	$3,314.1	$3,177.5	4%
Operating margin[9]	15.2%	13.4%		14.6%	15.0%
Incurred loss ratio	60.2%	61.5%		60.0%	60.0%

•	Pre-tax operating earnings increased $18.9 million due to growth in the business and more favorable underwriting experience.

•	Premium and fees increased $26.7 million driven by growth in the business.

•	Incurred loss ratio improved to 60.2% driven by more favorable underwriting experience primarily in group disability and group life.

8 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

9 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating earnings (losses)	$20.0	$23.6	(15)%	$3.5	$79.7	(96)%
Premium and fees	$238.0	$227.0	5%	$939.6	$929.4	1%
Operating margin	8.4%	10.4%		0.4%	8.6%

•	Pre-tax operating earnings decreased $3.6 million driven by higher claims severity.

•	Premium and fees increased $11.0 million as strong business market growth offset the runoff of the legacy life business.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	2Q25	2Q24	% Change	2Q25	2Q24	% Change
Pre-tax operating losses	$(81.2)	$(103.4)	21%	$(370.1)	$(395.6)	6%

•	Pre-tax operating losses decreased $22.2 million primarily due to higher net investment income and lower operating expenses.

Common Stock Dividend

•	The company is announcing a third quarter cash dividend of $0.78 per share to holders of common shares. The dividend will be payable on Sept 26, 2025, to shareholders of record as of Sept 4, 2025.

Exhibit 1

Principal Financial Group

Impact of Significant Variances10 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG, Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	2Q25	2Q24	2Q25	2Q24
Net income (loss) attributable to PFG	$20.7	$(29.4)	$(125.2)	$(80.5)
(Income) loss from exited business	-	-	20.6	(0.1)
Non-GAAP net income (loss) attributable to PFG, excluding exited business	20.7	(29.4)	(104.6)	(80.6)
Net realized capital (gains) losses, as adjusted	-	-	(3.7)	4.2
Non-GAAP operating earnings	20.7	(29.4)	(108.3)	(76.4)
Income taxes	3.4	(8.9)	(23.9)	48.8
Non-GAAP pre-tax operating earnings	$24.1	$(38.3)	$(132.2)	$(27.6)

Per diluted share:
Net income (loss) attributable to PFG	$0.09	$(0.13)
(Income) loss from exited business	-	-
Non-GAAP net income (loss) attributable to PFG, excluding exited business	0.09	(0.13)
Net realized capital (gains) losses, as adjusted	-	-
Non-GAAP operating earnings	$0.09	$(0.13)
Weighted average diluted common shares outstanding	226.5	236.6

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$(4.1)	$(13.0)	$(87.3)	$(3.6)

Investment Management	4.8	-	4.8	-
International Pension	7.8	(14.3)	33.2	(5.0)
Principal Asset Management	12.6	(14.3)	38.0	(5.0)

Specialty Benefits	2.1	(5.0)	(10.8)	5.2
Life Insurance	(2.8)	(6.0)	(89.7)	(33.4)
Benefits and Protection	(0.7)	(11.0)	(100.5)	(28.2)

Corporate	16.3	-	17.6	9.2
Total segment pre-tax operating earnings (losses)	$24.1	$(38.3)	$(132.2)	$(27.6)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

10 Significant variances (SVs) in 2Q25 include 1) lower than expected variable investment income in RIS, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance, partially offset by Latin American inflation in International Pension; 3) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance and Corporate. SVs in 2Q24 include 1) impact of lower than expected encaje performance in International Pension; 2) lower than expected variable investment income in RIS, Specialty Benefits, and Life Insurance; 3) GAAP-only regulatory closed block dividend adjustment in Life Insurance. SVs on a trailing twelve months in 2Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2024 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance, and Corporate.; 5) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 6) impact of model refinement in Specialty Benefits. SVs on a trailing twelve months in 2Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2023 actuarial assumption review; 3) higher than expected encaje performance, Latin American inflation, Latin American non-economic LDTI discount rate impacts, and other items in International Pension; 4) impact of GAAP-only regulatory closed block adjustment in Life Insurance.

Earnings Conference Call

On Tuesday, Jul. 29, 2025, at 10:00 a.m. (ET), President and Chief Executive Officer Deanna Strable and Executive Vice President and Chief Financial Officer Joel Pitz will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2024, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®11

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 20,000 employees12 passionate about improving the wealth and well-being of people and businesses. In business for 146 years, we’re helping over 70 million customers12 plan, insure, invest, and retire, while working to support the communities where we do business, and building an inclusive workforce. Principal® is proud to be recognized as one of the 2025 World’s Most Ethical Companies13 and named as a “Best Places to Work in Money Management14.” Learn more about Principal and our commitment to building a better future at principal.com.

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Summary of Principal Financial Group® and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results	2Q25	2Q24	2Q25	2Q24
Net income (loss) attributable to PFG	$406.2	$353.1	$1,139.7	$1,260.1
(Income) loss from exited business	26.1	3.1	364.6	316.0
Non-GAAP net income (loss) attributable to PFG excluding exited business	$432.3	$356.2	$1,504.3	$1,576.1
Net realized capital (gains) losses, as adjusted	57.0	29.9	259.6	64.5
Non-GAAP Operating Earnings*	$489.3	$386.1	$1,763.9	$1,640.6
Income taxes	105.6	100.0	362.8	438.8
Non-GAAP Pre-Tax Operating Earnings	$594.9	$486.1	$2,126.7	$2,079.4

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$292.1	$267.8	$1,102.0	$1,099.3
Principal Asset Management	236.4	189.4	908.6	818.2
Benefits and Protection	147.6	132.3	486.2	557.5
Corporate	(81.2)	(103.4)	(370.1)	(395.6)
Total Segment Pre-Tax Operating Earnings	$594.9	$486.1	$2,126.7	$2,079.4

11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

12 As of June 30, 2025

13 Ethisphere, 2025

14 Pensions & Investments, 2023

	Per Diluted Share
	Three Months Ended,		Six Months Ended,
	2Q25	2Q24	2Q25	2Q24
Net income (loss) attributable to PFG	$1.79	$1.49	$2.00	$3.72
(Income) loss from exited business	0.12	0.01	1.21	(0.64)
Non-GAAP net income (loss) excluding exited business	$1.91	$1.50	$3.21	$3.08
Net realized capital (gains) losses, as adjusted	0.25	0.13	0.76	0.20
Non-GAAP Operating Earnings	$2.16	$1.63	$3.97	$3.28
Impact of significant variances[15]	(0.09)	0.13	0.02	0.23
Non-GAAP Operating Earnings, excluding significant variances	$2.07	$1.76	$3.99	$3.51
Weighted-average diluted common shares outstanding (in millions)	226.5	236.6	227.6	238.0

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	2Q25	4Q24
Total assets (in billions)	$323.1	$313.7
Stockholders’ equity (in millions)	$11,467.3	$11,131.3
Total common equity (in millions)	$11,415.3	$11,086.4
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,269.1	$12,144.0
End of period common shares outstanding (in millions)	223.2	226.2
Book value per common share	$51.14	$49.01
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$54.97	$53.69

15 See Exhibit 1 for details on the impact of 2Q 2025 and 2Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	2Q25	4Q24
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,467.3	$11,131.3
Noncontrolling interest	(52.0)	(44.9)
Stockholders’ equity available to common stockholders	11,415.3	11,086.4
Cumulative change in fair value of funds withheld embedded derivative	(2,231.7)	(2,381.3)
AOCI, other than foreign currency translation adjustment	3,085.5	3,438.9
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,269.1	$12,144.0

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$51.14	$49.01
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	3.83	4.68
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$54.97	$53.69

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q25	2Q24	2Q25	2Q24
Income Taxes:
Total GAAP income taxes (benefit)	$69.6	$87.1	$145.1	$269.0
Net realized capital gains (losses) tax adjustments	13.4	(6.3)	49.9	5.9
Exited business tax adjustments	7.0	0.8	93.1	93.2
Income taxes related to equity method investments and noncontrolling interest	15.6	18.4	74.7	70.7
Income taxes	$105.6	$100.0	$362.8	$438.8

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$5.4	$(15.2)	$(122.9)	$50.5

Market value adjustments to fee revenues	-	0.1	(0.1)	1.2
Net realized capital gains (losses) related to equity method investments	(0.2)	(3.6)	1.0	(13.4)
Derivative and hedging-related revenue adjustments	(37.3)	17.0	(39.6)	61.3
Certain variable annuity fees	16.6	18.0	68.7	72.7
Sponsored investment funds and other adjustments	8.2	6.9	32.4	24.4
Capital gains distributed – operating expenses	(8.0)	(11.8)	(37.7)	(82.2)
Amortization of actuarial balances	(3.1)	(0.1)	(6.5)	(0.6)
Derivative and hedging-related expense adjustments	4.4	1.1	1.6	1.5
Market value adjustments of embedded derivatives	4.3	(6.0)	(32.3)	(16.7)
Market value adjustments of market risk benefits	(23.5)	(8.1)	(106.5)	(65.2)
Capital gains distributed – cost of interest credited	(11.5)	(19.9)	(21.4)	(89.9)
Net realized capital gains (losses) tax adjustments	13.4	(6.3)	49.9	5.9
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(25.7)	(2.0)	(46.2)	(14.0)
Total net realized capital gains (losses) after-tax adjustments	(62.4)	(14.7)	(136.7)	(115.0)

Net realized capital gains (losses), as adjusted	$(57.0)	$(29.9)	$(259.6)	$(64.5)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$(20.4)	$(417.5)	$(208.8)	$(453.9)
Other impacts of exited business	(36.7)	161.7	(129.9)	55.1
Net realized capital gains (losses) on funds withheld assets	3.7	19.0	52.9	112.7
Change in fair value of funds withheld embedded derivative	20.3	232.9	(171.9)	(123.1)
Tax impacts of exited business	7.0	0.8	93.1	93.2
Total income (loss) from exited business	$(26.1)	$(3.1)	$(364.6)	$(316.0)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	2Q25	2Q24	2Q25	2Q24
Investment Management Operating Revenues Less Pass-Through Expenses:
Operating revenues	$467.2	$444.2	$1,861.9	$1,772.1
Commissions and other expenses	(38.2)	(37.7)	(153.4)	(146.0)
Operating revenues less pass-through expenses	$429.0	$406.5	$1,708.5	$1,626.1